EXHIBIT 10(pp)
CONSENT AGREEMENT
     THIS CONSENT AGREEMENT (this “Agreement”), is made and entered into as of April 7, 2006, by and among AARON RENTS, INC., a Georgia corporation (the “Borrower”), AARON RENTS, INC. PUERTO RICO, a Puerto Rico corporation (the “Co-Borrower,”) together with the Borrower, the “Borrowers”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of May 28, 2004, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of July 27, 2005 and by that Second Amendment to Revolving Credit Agreement, dated as of February 27, 2006 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;
     WHEREAS, the Borrowers intends to form one or more Canadian Subsidiaries in one or more Canadian provinces on or after the date hereof (such Subsidiaries referred to herein individually as a “Canadian Subsidiary” and collectively as the “Canadian Subsidiaries”) which will conduct business activities in one or more Canadian provinces, all as permitted under the Credit Agreement; and
     WHEREAS, in connection with the formation of such Canadian Subsidiaries, Borrowers have requested that the Lenders and the Administrative Agent consent to the waiver of all of the requirements set forth in clauses (i), (ii), (iii) and (iv) of Section 5.10(b) of the Credit Agreement solely as it relates to such Canadian Subsidiaries, and subject to the terms and conditions hereof, the Administrative Agent and Lenders are willing to do so.
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:
     1. Consent
     (a) Notice of Formation of Canadian Subsidiaries. The Administrative Agent and undersigned Lenders hereby acknowledge and agree that (i) this Agreement satisfies the notice requirements set forth in Section 5.10(b) of the Credit Agreement as to all Canadian Subsidiaries formed at any time on or after the date hereof and (ii) agree that no further notice of formation shall be required in respect of any Canadian Subsidiaries.

     (b) Consent. The Administrative Agent and undersigned Lenders hereby grant their consent to the waiver of all of the requirements set forth in clauses (i), (ii), (iii) and (iv) of Section 5.10(b) of the Credit Agreement, in each case solely as it relates to the Canadian Subsidiaries, including, without limitation the requirements that Borrower pledge any of the capital stock of such Canadian Subsidiaries.
     2. Conditions to Effectiveness of this Agreement. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Administrative Agent and Lenders hereunder, it is understood and agreed that this Agreement shall not become effective, and the Borrowers shall have no rights under this Agreement, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Agreement or otherwise outstanding (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Agreement from the Borrowers, each of the Guarantors and the Required Lenders.
     3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrowers hereby represent and warrant to the Lenders and the Administrative Agent that:
     (a) The execution, delivery and performance by the Borrowers of this Agreement (i) are within the Borrowers’ power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrowers’ certificates of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrowers or any of their Subsidiaries is a party or by which the Borrowers or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrowers or any of their Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;
     (b) This Agreement has been duly executed and delivered for the benefit of or on behalf of the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and
     (c) After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

     4. Reaffirmation of Guaranty. The Guarantor consents to the execution and delivery by the Borrowers of this Agreement and ratifies and confirms the terms of the Subsidiary Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. The Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Subsidiary Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantor under the Subsidiary Guaranty Agreement.
     5. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.
     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.
     7. No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     8. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     9. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

     10. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     11. Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be duly executed, under seal in the case of the Borrowers and the Guarantor, by their respective authorized officers as of the day and year first above written.

BORROWERS: AARON RENTS, INC
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President, Chief Financial Officer

AARON RENTS, INC. PUERTO RICO
By:	/s/ Christopher M. Champion
	Name:	Christopher M. Champion
	Title:	Vice President and Secretary

GUARANTOR: AARON INVESTMENT COMPANY, as Guarantor
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

[SIGNATURE PAGE TO CONSENT AGREEMENT]

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender
By:	/s/ Kimberly S. Evans
	Name:	Kimberly S. Evans
	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Martha M. Winters
	Name:	Martha M. Winters
	Title:	Director

REGIONS BANK
By:	/s/ Stephen H. Lee
	Name:	Stephen H. Lee
	Title:	Senior Vice President

BRANCH BANKING & TRUST CO.
By:	/s/ Paul E. McLaughlin
	Name:	Paul E. McLaughlin
	Title:	Senior Vice President